UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 5, 2011

AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	760753089
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Boulevard, Suite T-200
Austin, TX 78738
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (512) 732-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (this “Amendment”) updates information originally provided under Item 5.07 in a Current Report on Form 8-K filed on May 11, 2011 (the “Original Filing”), in which American Campus Communities, Inc. (the “Company”) reported voting results for its Annual Meeting of Stockholders held on May 5, 2011, including the voting results for both the Company’s advisory vote to approve the compensation of the Company’s executive officers and the Company’s advisory vote on the frequency of future advisory votes on executive compensation (the “Frequency Proposal”).  Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing, and this Amendment should be read in connection with the Original Filing.

Item 5.07      Submission of Matters to a Vote of Security Holders

On May 5, 2011, the Company reported in the Original Filing that a majority of the votes cast on the Frequency Proposal were cast in favor of conducting advisory votes on executive compensation annually.  The Company’s Board of Directors has determined that the Company will conduct advisory votes to approve the compensation of the Company’s executive officers on an annual basis.  Accordingly, the Company will include an advisory on executive compensation in its proxy materials every year until the next stockholder vote on the frequency of such votes is held, which will be no later than the Company’s 2017 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 19, 2012	AMERICAN CAMPUS COMMUNITIES, INC.

		By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer